SUBSIDIARIES OF THE REGISTRANT



                                                    State or Other Jurisdiction
Name                                                      of Incorporation
-----                                               ---------------------------

Fronteer Personnel Services, Inc. ........................      North Dakota

Fronteer Marketing Group, Inc. ...........................      North Dakota

Native American Document Conversion Services, LLC ........      North Dakota

RAF Financial Corporation ................................      Colorado

Secutron Corporation .....................................      Colorado